Exhibit 15
LETTER IN LIEU OF CONSENT FOR REVIEW REPORT
July 28, 2005
Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia
     We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Nextel Communications, Inc. and subsidiaries for the periods ended June 30, 2005 and 2004, as indicated in our report dated July 28, 2005; because we did not perform an audit, we expressed no opinion on that information.
     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, is incorporated by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-91716 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-06521 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-06523 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-26369 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-42537 of Nextel Communications, Inc. on Form S-8, Registration Statement and Post-Effective Amendment No. 1 to Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-1290 of Nextel Communications, Inc. on Form S-4, Registration Statement No. 333-104076 of Nextel Communications, Inc. on Form S-3, Registration Statement No. 333-113003 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-116123 of Nextel Communications, Inc. on Form S-8 and Registration Statement No. 333-123333 of Sprint Corporation on Form S-4.
     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
DELOITTE & TOUCHE LLP
McLean, Virginia

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